UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2013

WORLD HEALTH ENERGY HOLDINGS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29462	59-276023
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

511 Avenue of The Americas # 705

New York, NY 10011

(Address of Principal Executive Office)

(212) 444-1019

(Issuer’s Telephone Number)

777 S Flagler Dr., Suite 800, West Palm Beach, FL 33411

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Dismissal of Former Certifying Accountants. On February 20, 2013, the registrant dismissed its independent auditor, Hamilton PC.

Hamilton PC’s reports on the registrant’s financial statements during the two most recent fiscal years and any subsequent interim period through February 20, 2013, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Hamilton PC’s reports on the registrant’s Form 10-K for the year ended December 31, 2011, raised substantial doubt about its ability to continue as a going concern.

During the two most recent fiscal years and any subsequent interim period through February 21, 2013, there have not been any disagreements between the registrant and Hamilton PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hamilton PC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such periods.

Engagement of New Certifying Accountants. On February 18, 2013, the registrant engaged Accell Audit & Compliance, P.A., certified public accountants, (“Accell PA”) as the registrant’s independent accountants to report on the registrant’s balance sheet as of December 31, 2012, and the related combined statements of income, stockholders’ equity and cash flows for the year then ended.

During the registrant’s two most recent fiscal years and any subsequent interim period prior to the engagement of Accell PA, neither the registrant nor anyone on the registrant’s behalf consulted with Accell PA regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant’s financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instructions to Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

The registrant has provided Hamilton PC with a copy of the disclosures it is making in this Current Report on Form 8-K, which Hamilton PC has received no later than the day that the disclosures are filed with the Commission. The registrant requested that Hamilton PC furnish the registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the registrant in response to Item 304(a) of Regulation S-K, and, if not, stating the respects in which it does not agree.

The registrant has requested Accell PA to review the disclosure in this Current Report on Form 8-K before it is filed with the Commission and provided Accell PA the opportunity to furnish the registrant with a letter addressed to the Commission containing any new information, clarification of the registrant’s expression of its views, or the respects in which it does not agree with the statements made by the registrant in response this Current Report on Form 8-K.

Section 9.01 - Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

16.1    Letter from Hamilton PC dated February 22, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Health Energy Holdings, Inc. (Registrant)

Date: February 22, 2013	By:	/s/ Jason Lurie
	Name:	Jason Lurie, CFO